EXHIBIT 31.4

CERTIFICATIONS

I, Israel Abitbol, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2021 of 374Water Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2022

	By:	/s/ Israel Abitbol
Israel Abitbol
Chief Financial Officer (Principal Accounting and Financial Officer)